UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9201 Corporate Boulevard, Suite 400, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 752-1420

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 14, 2011, Ulrich Grau, Ph.D., was appointed as Executive Vice President and Chief Operating Officer of Micromet, Inc. (the “Company”).

From 2006 to 2010, Dr. Grau, age 62, served as President and CEO of Lux Biosciences, Inc, a clinical stage private ophthalmic company that he co-founded in 2005. From 2002 to 2005, he served as Chief Scientific Officer and head of Research and Development for Enzon Pharmaceuticals, Inc. Prior to joining Enzon, Dr. Grau served as President of Research and Development and was a member of the Executive Board at BASF Pharma/Knoll. Earlier in his career, Dr. Grau served as Senior Vice President and R&D integration officer at Aventis Pharma, and as Senior Vice President of Global Product Realization at Hoechst Marion Roussel. Dr. Grau received his Ph.D. in chemistry and biochemistry from the University of Stuttgart and spent three years as a post-doctoral fellow at Purdue University in the field of protein crystallography.

(e)  On June 14, 2011, in connection with his appointment as the Company’s Executive Vice President and Chief Operating Officer, the Company entered into an employment agreement with Dr. Grau.  Dr. Grau will receive a base salary of €325,000 per year. In addition, the Company has agreed to grant Dr. Grau an option to purchase 300,000 shares of the Company’s common stock. The option grant will be effective as of July 1, 2011 in accordance with the Company’s stock option grant guidelines. The option will vest on the 12-month anniversary of the date of grant with respect to 25% of the underlying shares, and the remainder of the option will vest in 36 equal monthly installments thereafter, such that the option will be fully vested on the fourth anniversary of the date of grant. In addition, Dr. Grau is eligible to receive a bonus pursuant to the Company’s 2011 Management Incentive Compensation Plan based on the achievement of certain individual and corporate performance criteria. His target bonus will initially be 50% of his base salary.  Further, the Company will pay to Dr. Grau €40,000 to cover relocation-related expenses.

The foregoing description of the terms of Dr. Grau’s employment agreement is not complete and is qualified in its entirety by reference to his employment agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

Item 8.01.  Other Events.

On June 14, 2011, the Company issued a press release announcing the hiring of Dr. Grau. The press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: June 16, 2011
	By:	/s/ Matthias A. Alder
	Name:	Matthias A. Alder
	Title:	Senior Vice President & Secretary